Exhibit 99.1

SENOMYX ANNOUNCES TWO-YEAR EXTENSION OF

SWEET PROGRAM COLLABORATION WITH PEPSICO

SAN DIEGO, CA — May 19, 2014 - Senomyx, Inc. (NASDAQ: SNMX), a leading company using proprietary taste science technologies to discover, develop and commercialize novel flavor ingredients for the food, beverage and flavor industries, announced today that PepsiCo, Inc. has exercised its option to extend the companies’ collaborative agreement related to Senomyx’s sweet-taste technology for an additional two years, through August 2016.

PepsiCo will continue to have exclusive worldwide rights to the Senomyx sweet flavor ingredients developed under the collaboration for use in non-alcoholic beverage categories.  Under the agreement, Senomyx will be entitled to committed research funding payments over the additional two-year period.  Senomyx also will remain eligible for milestone payments based upon the achievement of predetermined goals, as well as royalty payments.

“Senomyx’s Sweet Taste Program has realized significant accomplishments during the past four years.  We look forward to continuing to work with our valued partner PepsiCo on this successful program,” said John Poyhonen, President and Chief Executive Officer of Senomyx.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is using proprietary taste science technologies to discover, develop, and commercialize novel flavor ingredients.  These include modifiers of Sweet and Salt flavors as well as Savory Flavors, Bitter Blockers, and Cooling Agents.  The Company is also engaged in an effort to discover and develop natural high-potency sweeteners.  Under its direct sales program, Senomyx is beginning to sell certain of its Complimyx® brand flavor ingredients, Sweetmyx™, Savorymyx™, and Bittermyx™, to flavor companies for re-sale to their food and beverage company customers.  In addition, Senomyx has collaborative agreements with global food, beverage, and ingredient supply companies, some of which are currently marketing products that contain Senomyx’s flavor ingredients.  Senomyx’s corporate socially responsible activities are described on the Senomyx Cares blog at http://www.senomyx-csrblog.com/.  For more information, please visit www.senomyx.com.

Forward Looking Statement

Statements in this press release that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such forward looking statements include, but are not limited to, statements regarding the two-year extension of the collaboration agreement between Senomyx and PepsiCo, whether the research under the collaboration will be successful and lead to the development or commercialization of any new flavor ingredients, and whether Senomyx will receive any milestones or royalties under the collaborative agreement. Risks associated with those forward-looking statements include the fact that both Senomyx and PepsiCo have the right to terminate the collaboration agreement under certain circumstances, the unpredictable nature of the research and development process generally, whether Senomyx will be successful in the discovery and development of new flavor ingredients with an acceptable performance and safety profile for desired uses in the field of non-alcoholic beverages, and the timing and scope of PepsiCo’s commercialization of any flavor ingredients developed under the collaboration agreement. For additional information on these and other factors that could cause actual results to materially differ from those set forth herein, please see Senomyx’s most recent SEC filings, including the risks described in its most recent annual report on Form 10-K and quarterly report on Form 10-Q. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Senomyx does not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Gwen Rosenberg

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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